NEWS RELEASE

FOR IMMEDIATE RELEASE

January 13, 2009

CAPITOL FEDERAL FINANCIAL

 ANNOUNCES ANNUAL MEETING PRESENTATION

AVAILABLE ON WEBSITE

Topeka, KS - Capitol Federal Financial (NASDAQ: CFFN) will have available on its website, at 10:00 a.m. central time on January 14, 2009, the slide presentation for its annual meeting of shareholders being held at that same time.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank.  Capitol Federal Savings Bank has 40 branch locations in Kansas, nine of which are in-store branches.  Capitol Federal Savings Bank employs 669 full time equivalent employees in the operation of its business and is one of the largest residential lenders in the State of Kansas.

News and other information about the Company can be found on the Internet at the Bank’s website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected.  These forward- looking statements represent the Company’s judgment as of the date of the release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President and Chief Financial Officer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com